Exhibit 10.1

EXECUTION VERSION

ERICKSON AIR-CRANE INCORPORATED

$400,000,000

8.25% Second Priority Senior Secured Notes due 2020

PURCHASE AGREEMENT

April 25, 2013

DEUTSCHE BANK SECURITIES INC.

    as Representative of the Initial Purchasers

    named on Schedule 1 hereto,

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Erickson Air-Crane Incorporated, a Delaware corporation (the “Company”), and the Company’s subsidiary identified as guarantor set forth on the signature pages hereto (the “EAC Guarantor”) and, upon the Closing Date (as defined below), Evergreen Helicopters, Inc., an Oregon corporation (“Evergreen”), its wholly owned domestic subsidiaries (together with Evergreen, the “EHI Guarantors” and, together with the EAC Guarantor, the “Guarantors”) hereby confirm its agreement with Deutsche Bank Securities Inc. in its capacity as representative (the “Representative”) of the several parties listed on Schedule 1 hereto (the “Initial Purchasers”), as set forth below.

The Company will use the net proceeds from the offering of the Notes (as defined below), together with cash on hand, the proceeds of the Company’s new senior subordinated notes pursuant to the Evergreen Acquisition Agreement (as defined below) in the initial aggregate principal amount of $17.5 million, the issuance of the Company’s new series of preferred stock and the issuance of promissory notes pursuant to the Evergreen Acquisition Agreement, if certain financial milestones are met, in an aggregate principal amount (excluding any accreted or payment-in-kind amounts) of up to $26.25 million, to (i) finance the acquisition of Evergreen and its subsidiaries (the “Evergreen Acquisition”) and of Air Amazonia Serviços Aéreos Ltda., a Brazilian company (“Air Amazonia”) (the “Air Amazonia Acquisition” and together with the Evergreen Acquisition, the “Acquisitions”), (ii) refinance the Company’s existing unsecured subordinated promissory notes due 2015, (iii) refinance the Company’s existing unsecured subordinated promissory notes due 2016, (iv) refinance the Company’s existing term loan facility, dated as of June 24, 2010, as amended, (v) refinance the Company’s existing senior secured asset-based revolving credit facility, dated as of June 24, 2010, as amended, with the Company’s new senior secured asset-based revolving credit facility (the “ABL Revolver”), to be dated as of the Closing Date (the “ABL Refinancing”), and (vi) pay related fees and expenses. The Evergreen Acquisition will be effected pursuant to that certain stock purchase agreement, dated as of March 18, 2013 (the “Evergreen Acquisition Agreement”). The Air Amazonia Acquisition will be effected pursuant to that certain binding term sheet, dated as of March 7, 2013, and the definitive documents to be entered into in connection therewith by the applicable parties thereto. Upon consummation of the Acquisitions, Evergreen, Air Amazonia and their respective wholly owned direct and indirect subsidiaries will become wholly owned direct and indirect subsidiaries of the Company, as applicable.

On the Closing Date, the EHI Guarantors shall become party to this Agreement pursuant to a joinder agreement (the “Joinder Agreement”), substantially in the form attached hereto as Exhibit A. The representations, warranties, covenants and agreements of the EHI Guarantors under this Agreement shall not become effective until the Closing Date upon consummation of the Evergreen Acquisition, at which time such representations, warranties, covenants and agreements shall become effective pursuant to the terms of the Joinder Agreement.

The Company will, at the Time of Execution, (x) enter into an escrow agreement by and among the Company, Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”) and the Trustee (as defined below) and (y) deposit into an account (the “Escrow Account”) held by the Escrow Agent $45.0 million of the proceeds of this offering and an additional amount in cash or specified cash equivalents (the “Escrow Property”), sufficient to redeem $45.0 million in principal amount of the Notes (as defined below) in cash at a redemption price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest on the Notes to, but excluding August 5, 2013 (the “Escrow Redemption Amount”), as described in the Escrow Agreement. As set forth in the Escrow Agreement, the Escrow Property will be released to the Company if the conditions set forth in the Escrow Agreement are satisfied, all of which will be provided for in the Escrow Agreement, on or prior to the dates specified in the Escrow Agreement. The Escrow Property will be held in the Escrow Account in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the conditions set forth therein.

Section 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $400,000,000 aggregate principal amount of the Company’s Second Priority Senior Secured Notes due 2020 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of May 2, 2013, by and among the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The payment of principal, premium and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured second priority basis, jointly and severally by the Guarantors.

The Notes will be secured on a second priority basis, subject to certain Permitted Liens (as defined in the Indenture), by liens on the assets (the “Collateral”) of the Company and the Guarantors that have been pledged on a senior secured first priority basis as collateral securing the ABL Revolver, as more particularly described in the Pricing Disclosure Package (as defined below) and documented by a security agreement dated as of the Closing Date (the “Security Agreement”), and other instruments evidencing or creating a security interest (collectively, with the Intercreditor Agreement (as defined below), the “Security Documents”) in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Notes.

The liens on the Collateral securing the Notes will be subject to an Intercreditor Agreement, dated as of the Closing Date (the “Intercreditor Agreement”), by and between the Collateral Agent and Wells Fargo Bank, N.A., as administrative agent and collateral agent under the ABL Revolver, and acknowledged by the Company and the Guarantors.

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated April 17, 2013, (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company after the date of the most recent historical financial statements included therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Notes prior to the time when sales of the Notes were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Notes by the Initial Purchasers.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

This Agreement, the Notes, the Indenture, the Security Documents and the Registration Rights Agreement are hereinafter referred to collectively as the “Transaction Documents.”

Section 2. Representations and Warranties. As of the Time of Execution, the Company and the EAC Guarantor, jointly and severally, and at the Closing Date, upon execution and delivery of the Joinder Agreement, the Company and the Guarantors, represent and warrant to and agree with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a) The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date (as defined in Section 3 below), will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein. The Company has not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than the Pricing Disclosure Package and Final Memorandum), an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading “Capitalization”; as of the date hereof, all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”; provided that, from and after the respective consummations of the Evergreen Acquisition and the Air Amazonia Acquisition, Evergreen and its subsidiaries and Air Amazonia and its subsidiaries, respectively, shall be deemed to be Subsidiaries); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; as of the Closing Date, all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting. Except as set forth in the Offering Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company, the EAC Guarantor or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(e) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. Prior to the Closing Date, the Guarantees will have been duly and validly authorized by each Guarantor, and when the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(f) The Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). On the Closing Date, the Indenture will have been duly and validly authorized by the Company and each Existing Guarantor (and, upon the Closing Date, will have been duly and validly authorized by each EHI Guarantor), when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(g) The Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. On the Closing Date, the Registration Rights Agreement will have been duly and validly authorized by the Company and the EAC Guarantor (and, upon the Closing Date, will have been duly and validly authorized by each EHI Guarantor), and, when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Representatives), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(h) The Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and the EAC Guarantor and, upon the Closing Date, will have been duly and validly authorized by each EHI Guarantor. This Agreement has been duly executed and delivered by the Company and the EAC Guarantor.

(i) The Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under each Security Document to which it is a party. Each Security Document has been duly and validly authorized by the Company and the EAC Guarantor (and, upon the Closing Date, each EHI Guarantor) party thereto enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principals of general applicability and except as to rights to indemnification under any Security Document may be limited under applicable law. Upon execution and delivery thereof by the Company and each Guarantor party thereto in connection with the sale of the Notes, the Security Documents will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Notes, valid and enforceable security interests in and liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements and mortgages and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights of the Company and the Guarantors in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than Permitted Liens and except as otherwise provided for in such Security Documents.

(i) On the Closing Date, each of the EHI Guarantors will have all requisite corporate power and authority to execute, deliver and perform their obligations under the Joinder Agreement.

(j) The Escrow Agreement, which will be substantially in the form previously delivered to the Representative, has been duly authorized by the Company and, assuming the execution and delivery thereof by the other parties thereto, as of the Time of Execution will have been duly executed and delivered, and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations; and the Escrow Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum.

(k) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company and the EAC Guarantor (or, upon the Closing Date, the EHI Guarantors) of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) The execution, delivery and performance by the Company and the EAC Guarantor (and, upon the Closing Date, each EHI Guarantor) of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract (including, without limitation, the ABL Revolver), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) The audited consolidated financial statements of (i) the Company and the Subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and (ii) Evergreen and its subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Evergreen and its subsidiaries at the dates and for the periods to which they relate. Such financial statements of the Company and Evergreen have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Grant Thornton LLP is an independent public accounting firm with respect to the Company, Crowe Horwath LLP is an independent public accounting firm with respect to Evergreen and GHP Horwath, P.C. is an independent public accounting firm with respect to Evergreen, within the meaning of the Act and the rules and regulations promulgated thereunder. This representation, insofar as it relates to Evergreen and its subsidiaries, Crowe Horwath LLP and GHP Horwath, P.C. as of the date hereof, but not as of the Closing Date, is to the Company’s knowledge.

(n) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(o) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(p) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Since the date of the most recent financial statements appearing in the Offering Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Companies and the Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

(r) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(s) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate in all material respects.

(t) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(u) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(v) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.

(w) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(x) Except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or work stoppage by or with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(z) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(aa) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(bb) The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) None of the Company or the Subsidiaries is an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(dd) Each of the Transaction Documents will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(ee) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ff) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(gg) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

(hh) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(ii) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(jj) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Notes; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(kk) Neither the Company nor any of the Subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its Affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company at 97.75% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) (a portion of which, as determined by the Escrow Agreement, will be made to the account(s) and amount(s) specified in the Escrow Agreement or otherwise by the Escrow Agent), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on May 2, 2013, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may reasonably designate, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5. Covenants of the Company and the Guarantors. The Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) covenant and agree with each of the Initial Purchasers as follows:

(a) Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchasers shall have given their consent. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(b) The Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers through the Representative thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Initial Purchasers through the Representative thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers through the Representative such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f) For so long as any of the Notes remain outstanding (unless the following information is publicly available via EDGAR or any successor platform thereof), the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available (unless the following information is publicly available via EDGAR or any successor platform thereof), copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.

(h) None of the Company, the EAC Guarantor (or, upon the Closing Date, any EHI Guarantor) or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

(i) The Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(j) For a period of two years following the Closing Date, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) The Company will use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(l) During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

(m) In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(n) None of the Company, the EAC Guarantor (or, upon the Closing Date, EHI Guarantors) or any of their respective Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

(o) The Company and each Guarantor will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by them, except for Notes purchased by the Company, any Guarantor or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(p) In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received each of the following which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Collateral Agent, the Trustee and each of their respective counsel with respect to the Collateral, as appropriate:

(i) policies or certificates of insurance as required by the Security Documents, or Indenture, which policies or certificates shall reflect the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, as additional insured and loss payee and shall otherwise bear endorsements of the character required pursuant to the Security Documents;

(ii) Uniform Commercial Code, judgment, tax lien and intellectual property searches confirming that the personal property comprising a part of each mortgaged property or the Collateral is subject to no liens other than Permitted Liens; and

(iii) executed copies of the Transaction Documents, in form and substance reasonably satisfactory to the Initial Purchasers and all actions required by the Transaction Documents to perfect the liens granted thereunder shall have been taken.

(q) The Company and the Guarantors shall cause the Notes and the Guarantees to be secured by a lien on the Collateral to the extent and in the manner provided for in the Indenture and the Security Documents and as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(r) On the Closing Date, the EHI Guarantors will execute the Joinder Agreement.

Section 6. Expenses. The Company and the Existing Guarantors (or, upon the Closing Date, the EHI Guarantors) agree to pay all reasonable and documented out-of-pocket costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all reasonable and documented out-of-pocket costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, (vi) all filing costs and expenses relating to the perfection of the security interest in the Collateral (including fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, to the extent related thereto), as set forth in the Security Documents, (vii) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes, (viii) fees and expenses of the Trustee, the transfer agent, the Collateral Agent, the Escrow Agent, registrar or depositary, including fees and expenses of counsel, (ix) any fees charged by investment rating agencies for the rating of the Notes, (x) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the EAC Guarantor agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of DLA Piper LLP (US), counsel for the Company, substantially in the form of Exhibit A hereto.

The opinion and advice of DLA Piper LLP (US) described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Daugherty, Fowler, Peregrin, Haught & Jenson, P.C., FAA counsel for the Company, (ii) Schwabe, Williamson and Wyatt, Oregon counsel for the Company, (iii) K&L Gates LLP, Alaska counsel for the Company, and (iv) Holland & Hart LLP, Nevada counsel for the Company, in each case with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, such counsel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(d) On the date hereof, the Initial Purchasers shall have received (i) from Grant Thornton LLP, a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers with respect to the audited and any unaudited or pro forma financial information in the Pricing Disclosure Package with respect to the Company, (ii) from Crowe Horwatch LLP, a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers with respect to certain audited and unaudited financial information in the Pricing Disclosure Package with respect to Evergreen and (iii) from GHP Horwath, P.C., a comfort letter dated the date hereof in form and substance satisfactory to counsel for the Initial Purchasers with respect to certain audited financial information in the Pricing Disclosure Package with respect to Evergreen. On the Closing Date, the Initial Purchasers shall have received (i) from Grant Thornton LLP a comfort letter dated the Closing Date, (ii) from Crowe Horwath LLP a comfort letter dated the Closing Date, each case in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the applicable comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited or pro forma financial information in the Final Memorandum and (iii) from GHP Horwath, P.C., a comfort letter dated the Closing Date in form and substance satisfactory to counsel for the Initial Purchasers with respect to certain audited financial information in the Pricing Disclosure Package with respect to Evergreen.

(e) The representations and warranties of the Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s and the EAC Guarantor’s (and, upon the Closing Date, the EHI Guarantors’) officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(f) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(g) Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(h) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Company and the EAC Guarantor (and, upon the Closing Date, the EHI Guarantors) have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

(j) On the Closing Date, the Initial Purchasers, the Trustee and the Collateral Agent shall have received the Security Documents (other than the Mortgages (as hereinafter defined)) executed by the Company and the Guarantors and such agreements shall be in full force and effect at all times from and after the Closing Date.

(k) On the Closing Date, except as otherwise provided for in the Security Documents, the Indenture or the other documents entered into pursuant to the Transactions, the Initial Purchasers, Trustee and the Collateral Agent shall have received all certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Collateral including but not limited to, any applicable control agreements, Uniform Commercial Code financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office in appropriate form for filing; each such document executed by the Company and/or each other party thereto, and each such document shall be in full force and effect; and evidence that all of the liens (other than certain Permitted Liens) on the Collateral have been released. The Initial Purchasers shall also have received a perfection certificate (the “Perfection Certificate”) and certified copies of Uniform Commercial Code, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date, listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are filed in those state jurisdictions in which the Company or any Guarantor is organized and such other searches that the Initial Purchasers reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than certain Permitted Liens).

(l) On the Closing Date, the Initial Purchasers, the Trustee and the Collateral Agent shall have received policies or certificates of insurance covering the property and assets of the Company and the Guarantors, which policies or certificates shall be in form and substance reasonably acceptable to the Initial Purchasers and reflect the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, as additional insured and loss payee and shall otherwise bear endorsements of the character reasonably acceptable to the Initial Purchasers.

(m) The Company, the Escrow Agent and the Trustee shall have executed and delivered the Escrow Agreement and the Company shall have deposited, or at the Time of Execution will concurrently deposit the Escrow Property with the Escrow Agent in accordance with the Escrow Agreement.

(n) The Evergreen Acquisition shall be consummated in a manner consistent in all material respects with the description thereof contained in the Offering Memorandum substantially concurrently with the purchase of the Notes by the Initial Purchasers.

(o) The ABL Refinancing shall be consummated and the ABL Revolver shall be in full force and effect, in each case in a manner consistent in all material respects with the description thereof contained in the Offering Memorandum, substantially concurrently with the purchase of the Notes by the Initial Purchasers.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8. Post-Closing Matters. Within a period of time to be agreed between the Issuer and the administrative agent (the “ABL Agent”) under the ABL Revolver (which period may be extended by the ABL Agent in its sole discretion), the Initial Purchasers, the Trustee and the Collateral Agent shall have received the mortgages (with respect to the applicable real property designated as “Mortgaged Property” on Schedule 3(a) of the Perfection Certificate), landlord lien waiver and access agreements (with respect to real property designated on Schedule 3(a) to the Perfection Certificate as receiving the same and solely to the extent such landloard lien waiver and access agreements can be obtained after using commercially reasonable efforts) and the related documents and deliverables (other than any deliverables to be received by the ABL Agent related to compliance with flood insurance regulations) as may be agreed between the Issuer and the ABL Agent (which shall be reasonably satisfactory in form and substance to the Representative (including counsel to the Initial Purchasers), the Trustee and the Collateral Agent), each of which shall be in form and substance and pursuant to arrangements reasonably satisfactory to the Representative (including counsel to the Initial Purchasers), the Trustee and the Collateral Agent, as appropriate.

Section 9. Offering of Notes; Restrictions on Transfer.

(a) Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it is either a QIB or an “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Act, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes, (ii) it is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (iii) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (iv) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Pricing Disclosure Package and the Final Memorandum.

(b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(c) In relation to each Member State of the European Economic Area which has implented the Prospectus Directive (each, a “Relevant Member State”), each of the Initial Purchasers hereby represents, warrants and agrees (as to itself only) that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive,

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Company for any such offer, or

(iii) in any other circumstances falling within Aricle 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this clause (c), “offer of the Notes to the public” in relation to any Notes in any Relevant Member State, means the communication of any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinion to be delivered to the Initial Purchasers pursuant to Section 7(a) hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and each of the Initial Purchasers hereby consents to such reliance.

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 10. Indemnification and Contribution.

(a) Each of the Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through the

Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof. The indemnity provided for in this Section 10 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 10 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the Guarantors and their respective directors, its officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any of the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, any of the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 10 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 10 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 10, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 10 or the Company and the Guarantors in the case of paragraph (b) of this Section 10, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 10, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, each of the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

Section 11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 10, 11 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 12. Termination.

(a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power (other than as in existence on the date hereof), or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

Section 13. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page (as such paragraph is supplemented by the first item on Annex A) and in the eighth paragraph under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 10 hereof.

Section 14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, Second Floor (fax: (212) 797-4877), with a copy to the attention of the General Counsel, 36th Floor (fax: (212) 797-4561); if sent to the Company, shall be mailed or delivered to the Company at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, Attention: Chief Executive Officer; Chief Financial Officer; with a copy to (which shall not constitute notice) DLA Piper LLP (US), 500 8th Street, NW, Washington, DC 20004, Attention: Michael P. Reed, Esq. (fax: (202) 799-5229).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 10 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 10 of this Agreement shall also be for the benefit of the directors of the Company, the Guarantors, their respective officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 17. No Advisory or Fiduciary Responsibility. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Guarantors agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Guarantors, in connection with such transaction or the process leading thereto.

Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

EAC ACQUISITION CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
on behalf of itself and as Representative of the several Initial Purchasers

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1

Initial Purchaser	Principal Amount of Notes
Deutsche Bank Securities Inc.	$220,000,000
Wells Fargo Securities, LLC	$120,000,000
Stifel, Nicolaus & Company, Incorporated	$40,000,000
Imperial Capital, LLC	$20,000,000

Total	$400,000,000

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Incorporation
CAC Development Canada, Inc.	Canada
EAC Acquisition Corporation	Delaware
EAC Do Brasil Participações LTDA.	Brazil
Erickson Air-Crane (Malaysia) Sdn. Bhd.	Malaysia
Canadian Air-Crane Ltd.	Canada

EXHIBIT A

Form of Joinder Agreement

[            ], 2013

WHEREAS, the Issuer, the EAC Guarantor and the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated April 25, 2013 (the “Purchase Agreement”), providing for the issuance and sale of the Notes pursuant to the Purchase Agreement; and

WHEREAS, as a condition to the consummation of the offering of the Notes pursuant to the Purchase Agreement, each EHI Guarantor, which was originally not a party thereto, has agreed to join in the Purchase Agreement on the Closing Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, each EHI Guarantor party hereto hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor or an EHI Guarantor in the Purchase Agreement as if made by, and with respect to, each EHI Guarantor signatory hereto; and (iii) perform all obligations and duties required of a Guarantor or an EHI Guarantor pursuant to the Purchase Agreement.

2. Representations and Warranties and Agreements. Each of the undersigned EHI Guarantors hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby, that this Joinder Agreement has been duly and validly authorized and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms (subject to the Enforceability Exceptions).

3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first written above.

EVERGREEN HELICOPTERS, INC.

By:
Name:
Title:

EVERGREEN UNMANNED SYSTEMS, INC.

By:
Name:
Title:

EVERGREEN EQUITY, INC.

By:
Name:
Title:

EVERGREEN HELICOPTERS INTERNATIONAL, INC.

By:
Name:
Title:

EVERGREEN HELICOPTERS OF ALASKA, INC.

By:
Name:
Title:

The foregoing Joinder Agreement is hereby
confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. on behalf of itself and as Representative of the several Initial Purchasers

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

Pricing Supplement, dated as of April 25, 2013

EXHIBIT A

Form of DLA Piper LLP (US) opinion and 10b-5 letter

See attached.